Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264687 on Form S-3 and Registration Statement Nos. 333-212072, 333-225716, 333-238295, and 333-273788 on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Gogo Inc. and the effectiveness of Gogo Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 28, 2024